Exhibit 99.1

Statement from Chuck Greener
SVP – Communications
Fannie Mae
December 15, 2004

We appreciate the comprehensive and expeditious review of these accounting issues by the Office of the Chief Accountant at the Securities and Exchange Commission. We will take the steps necessary to comply fully with the SEC’s determination.

Fannie Mae is committed to operating in a safe and sound manner. We will continue to work with our safety and soundness regulator, OFHEO, to ensure that we do so. The determination made by the SEC will have a negative impact on our minimum capital position, and we are committed to taking the steps necessary to comply with our minimum capital requirement